Exhibit 10.1

WAIVER

This Waiver, dated August 12, 2011, is entered into between PositiveID Corporation, a Delaware corporation (the “Company”) and Ironridge Global III, LLC, a Delaware limited liability company ("Ironridge").

Background

WHEREAS, on July 27, 2011, the Company entered into a Preferred Stock Purchase Agreement (the “Series F Agreement”) with Ironridge under which Ironridge is committed to purchase for cash up to $1.5 million in shares of the Company’s redeemable, convertible Series F Preferred Stock (the “Series F Preferred Stock”) at $1,000 per share of Series F Preferred Stock.

WHEREAS, Section II.C.2 of the Series F Agreement provides that Ironridge is obligated to purchase the Series F Preferred Stock in installments as follows: $750,000 on the earlier of (1) 12 trading days after the date the Company delivered the notice and (2) the number of trading days necessary for an aggregate of $2.25 million of the Company’s common stock to trade on the Nasdaq Capital Market; and $750,000 on the earlier of (1) 24 trading days after the date the Company delivered the notice and (2) the number of trading days necessary for an aggregate of $4.5 million of the Company’s common stock to trade on the Nasdaq Capital Market.

WHEREAS, Ironridge's obligation to purchase the Series F Preferred Stock is subject to satisfaction of a closing condition in Section II.C.5.(f) of the Series F Agreement which states that the trading price of the Company’s common stock has not fallen below 70% of the closing price on the trading day immediately before the date it announced that it entered into the Series F Agreement.

WHEREAS, on July 28, 2011, the Company presented Ironridge with a notice to purchase $1.5 million of Series F Preferred Stock in cash.

WHEREAS, the Company’s common stock has fallen below the 70% of the closing price on the trading day immediately before the date it announced that it entered into the Series F Agreement.

WHEREAS, in order to effect a Purchase Closing (as defined in the Series F Agreement) under the Series F Agreement, Ironridge must waive the closing condition referenced in Section II.C.5.(f) of the Series F Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.           Waiver.  In consideration for Ironridge's agreement to waive the closing condition set forth in Section II.C.5.(f) of the Series F Agreement as it relates to Section II.C.2.(a) only of the Series F Agreement, the Company agrees to an amendment to Section II.C.2 of the Series F Agreement as follows:

Section II.C.2 shall be amended in its entirely and replaced with the following:

2.           Purchase Closings. Purchaser will purchase and make payment for the Preferred Shares, in cash by wire transfer of funds available within two (2) business days of a Purchase Closing, to an account designated by Company, as follows:

a.      $500,000.00 on August 15, 2011; and

b.      $500,000.00 on the earlier of (i) 20 Trading Days after August 15, 2011, and (ii) the number of Trading Days necessary for an aggregate of $2.0 million in Common Stock to trade on the Trading Market, as reported by Bloomberg; and

c.      $500,000.00 on the earlier of (i) 20 Trading Days after the Purchase Closing in referred to in II.C.2.b., (ii) the number of Trading Days necessary for an aggregate of $2.0 million in Common Stock to trade on the Trading Market subsequent to the Purchase Closing referred to in II.C.2.b., as reported by Bloomberg, and (iii) September 26, 2011, with the requirement that cash be received by the Company on or before September 30, 2011.

Company will deliver the Preferred Shares to Purchaser by reputable overnight courier immediately upon each date of receipt of funds as set forth above (each, a “Purchase Closing”).

2.           Effect on Agreement; Capitalized Terms.  Except as set forth in this Waiver, the terms and provisions of the Series F Agreement are hereby confirmed and ratified in all respects and shall remain in full force and effect.  Capitalized terms used but not defined herein shall have the meanings set forth in the Series F Agreement.

3.           Counterparts; Execution by Electronic Delivery.  This Waiver may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signatures on Following Page.]

This Waiver has been signed and delivered by the undersigned as of the date set forth above.

COMPANY:

POSITIVEID CORPORATION

By: /s/ William J. Caragol
Name:  William J. Caragol
Title: President and Chief Financial Officer

IRONRIDGE GLOBAL III, LLC

By: /s/ Richard H. Kreger
Name: Richard H. Kreger
Title: Managing Director